                                                                     Exhibit 3.4


                                     BY-LAWS

                                       OF

                                net.Genesis Corp.

                            (a Delaware Corporation)
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                                NET.GENESIS CORP.

                            (a Delaware Corporation)

                                     BY-LAWS
                                TABLE OF CONTENTS

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                                                                                         Page

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ARTICLE 1  OFFICES ....................................................................   1
         SECTION 1.        Registered Office  .........................................   1
         SECTION 2.        Other Offices ..............................................   1
         SECTION 3.        Books, Accounts and Records, and Inspection Rights .........   1

ARTICLE 2  SEAL .......................................................................   1

ARTICLE 3  MEETINGS OF STOCKHOLDERS ...................................................   2
         SECTION 1.        Place of Meetings ..........................................   2
         SECTION 2.        Annual Meetings ............................................   2
         SECTION 3.        Special Meetings ...........................................   2
         SECTION 4.        Notice .....................................................   2
         SECTION 5.        Waiver of Notice ...........................................   2
         SECTION 6.        Quorum and Adjournments ....................................   3
         SECTION 7.        Votes; Proxies .............................................   3
         SECTION 8.        Organization ...............................................   4
         SECTION 9.        Consent of Stockholders in Lieu of Meeting .................   4

ARTICLE 4  DIRECTORS ..................................................................   5
         SECTION 1.        Number .....................................................   5
         SECTION 2.        Term of Office .............................................   5
         SECTION 3.        Resignations ...............................................   5
         SECTION 4.        Vacancies ..................................................   6
         SECTION 5.        Removal by Stockholders ....................................   6
         SECTION 6.        Meetings of the Newly Elected Board ........................   6
         SECTION 7.        Notice of Meetings; Waiver of Notice .......................   6
         SECTION 8.        Votes ......................................................   7
         SECTION 9.        Quorum and Adjournment .....................................   7
         SECTION 10.       Compensation ...............................................   8
         SECTION 11.       Action By Consent of Directors .............................   8
         SECTION 12.       Reliance on Records ........................................   8

ARTICLE 5  COMMITTEES OF DIRECTORS ....................................................   8
         SECTION 1 ....................................................................   8
         SECTION 2 ....................................................................   8
         SECTION 3 ....................................................................   8
         SECTION 4 ....................................................................   9
         SECTION 5 ....................................................................   9

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
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ARTICLE 6  OFFICERS ...................................................................   9
         SECTION 1.        Officers ...................................................   9
         SECTION 2.        Vacancies ..................................................   9
         SECTION 3.        Chairman of the Board ......................................  10
         SECTION 4.        President ..................................................  10
         SECTION 5.        Executive Vice Presidents and Vice Presidents ..............  10
         SECTION 6.        Secretary ..................................................  10
         SECTION 7.        Assistant Secretaries ......................................  10
         SECTION 8.        Treasurer ..................................................  10
         SECTION 9.        Assistant Treasurers .......................................  11
         SECTION 10.       Controller .................................................  11
         SECTION 11.       Assistant Controllers ......................................  11
         SECTION 12.       Subordinate Officers .......................................  11
         SECTION 13.       Compensation ...............................................  11
         SECTION 14.       Removal ....................................................  11
         SECTION 15.       Bonds ......................................................  11

ARTICLE 7  CERTIFICATES OF STOCK ......................................................  12
         SECTION 1.        Form and Execution of Certificates .........................  12
         SECTION 2.        Transfer of Shares .........................................  13
         SECTION 3.        Closing of Transfer Books ..................................  13
         SECTION 4.        Fixing Date for Determination of Stockholders of Record ....  13
         SECTION 5.        Lost or Destroyed Certificates .............................  14
         SECTION 6.        Uncertificated Shares ......................................  15

ARTICLE 8         EXECUTION OF DOCUMENTS ..............................................  15
         SECTION 1.        Execution of Checks, Notes, etc. ...........................  15
         SECTION 2.        Execution of Contracts, Assignments, etc. ..................  15
         SECTION 3.        Execution of Proxies .......................................  16

ARTICLE 9  INSPECTION OF BOOKS ........................................................  16

ARTICLE 10 FISCAL YEAR ................................................................  16

ARTICLE 11 AMENDMENTS .................................................................  16

ARTICLE 12 LIABILITY AND INDEMNIFICATION ..............................................  17
         SECTION 1.        Indemnification ............................................  17
         SECTION 2.        Derivative Indemnity .......................................  17
         SECTION 3.        Attorneys' Fees ............................................  18
         SECTION 4.        Determination of Indemnity .................................  18
         SECTION 5.        Advance Payment ............................................  18
         SECTION 6.        NonExclusive Remedy ........................................  18
         SECTION 7.        Insurance ..................................................  18
         SECTION 8.        Merger and Consolidation ...................................  19
         SECTION 9.        Other Enterprises ..........................................  19
         SECTION 10.       Survival of Indemnity ......................................  19

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                                NET.GENESIS CORP.

                            (a Delaware Corporation)

                                   -----------

                                     BY-LAWS
                                   ----------

                                    ARTICLE 1

                                     OFFICES


         SECTION 1. Registered Office. The registered office of the Corporation shall be located at The Company Corporation, Three Christian Center, 201 N. Walnut Street, Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be Vanessa Foster.

         SECTION 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

         SECTION 3. Books, Accounts and Records, and Inspection Rights. The books, accounts and records of the Corporation, except as otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time designate. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during regular business hours to inspect, for any proper purpose, the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.

                                    ARTICLE 2

                                      SEAL

         The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word "Delaware", together with the name of the Corporation and the year of incorporation, cut or engraved thereon.
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                                      -2-


                                    ARTICLE 3

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Place of Meetings. All meetings of the stockholders shall be held at the offices of the Corporation in the City of Wilmington, State of Delaware, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held on the fourth Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o'clock in the forenoon, Eastern Time, or at such other date and time as shall be designed from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect directors by a plurality vote. Election of directors need not be by written ballot. Each director shall be elected to serve until his successor is duly elected and qualified, or until his earlier resignation or removal. At the annual meeting the stockholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

         SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if there be one, the President or by the directors by resolution adopted by a vote of the majority and special meetings shall be called by the President or the Secretary whenever stockholders owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request of stockholders shall state the purpose or purposes of the proposed meeting.

         The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

         SECTION 4. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof, and the purpose or purposes in general terms for which the meeting is called shall, not less than ten (10) days, or such longer period as shall be provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, and not more than sixty (60) days before such meeting, be served upon or mailed to each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the stock records of the Corporation.

         SECTION 5. Waiver of Notice. Whenever any notice is required to be given to any stockholder under any law, the
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                                      -3-


Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         SECTION 6. Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat or, where a larger quorum is required, such quorum, shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented; provided, however, that if the adjournment is for more than thirty (30) days, notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At any meeting held to consider matters which were subject to adjournment for want of a quorum at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 7. Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of record at the closing of the transfer books, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder's name on the books of the Corporation.

         Each stockholder having the right to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may personally vote, consent or dissent or may authorize another person or persons to act for such stockholder by proxy appointed by an instrument in writing executed by such stockholder or by the transmission of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be
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                                      -4-


determined that the transmission was authorized by the stockholder. No proxy shall be voted or acted upon after six months from its date unless the proxy shall provide for a longer period.

         Voting at meetings of stockholders need not be by written ballot and, except as otherwise provided by law, need not be conducted by inspectors of election unless so determined by the Chairman of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or represented by proxy at such meeting. If it is required or determined that inspectors of election be appointed, the Chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability. The inspectors so appointed shall take charge of the polls and, after the balloting, shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed as such inspector.

         At any meeting at which a quorum is present, a plurality of the votes properly cast for election to fill any vacancy on the Board of Directors shall be sufficient to elect a candidate to fill such vacancy, and a majority of the votes properly cast upon any other question shall decide the question, except in any case where a larger vote is required by law, the Certificate of Incorporation, these By-Laws, or otherwise.

         SECTION 8. Organization. The Chairman of the Board, if there be one, or in his or her absence the Vice Chairman, or in the absence of a Vice Chairman, the President, or in the absence of the President, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his or her absence, the presiding officer may appoint a secretary.

         SECTION 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which, proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                    ARTICLE 4

                                    DIRECTORS

         SECTION 1. Number. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than one director, none of whom needs to be a stockholder. The number of directors for each year shall be fixed at each annual meeting of stockholders, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

         At each annual meeting of stockholders, the stockholders shall elect directors. Each director so elected shall hold office, subject to the provisions of law, the Certificate of Incorporation, these By-Laws, or otherwise, until the next annual meeting of stockholders or until his or her successor is elected and qualified.

         At any time during any year, except as otherwise provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, the number of directors may be increased or reduced, in each case by vote of a majority of the stock issued and outstanding and present in person or represented by proxy and entitled to vote for the election of directors or a majority of the directors in office at the time of such increase or decrease, regardless of whether such majority constitutes a quorum.

         SECTION 2. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death or resignation, subject to- the right of the stockholders at any time to remove any director or directors as provided in Section 5 of this Article.

         SECTION 3. Resignations. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the Corporation it no time is specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filled by the stockholders at any meeting.

         SECTION 5. Removal by Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the holders of record of the capital stock of the Corporation entitled to vote for the election of directors may, by a majority vote, remove any director or directors, with or without cause, and, in their discretion, elect a new director or directors in place thereof.

         SECTION 6. Meetings of the Newly Elected Board. The first meeting of the members of each newly elected Board of Directors shall be held (a) at such time and place either within or without the State of Delaware as shall be suggested or provided, by resolution of the stockholders at the meeting at which such newly elected Board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (b) if not so suggested or provided for by resolution of the stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in Article 4, Section 7(b) (ii) of these Bylaws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice, or (c) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the stockholders, at such time and place as shall be consented to in writing by all of the newly elected directors.

         Every director of the Corporation, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the Board subsequent to his election shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

         SECTION 7.        Notice of Meetings; Waiver of Notice.

         (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by a majority of the full Board. Any business may be transacted at a regular meeting.
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                                      -7-


         (b)      Special Meetings.

                  (i) be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or any of the directors. The place may be within or without the State of Delaware as designated in the notice.

                  (ii) Written notice of each special meeting of the Board of Directors, stating the place, date and hour of the meeting and the purpose or purposes thereof, shall be sent to each Director by telecopier or overnight courier, confirmed by mail, at least five business days before the day on which the meeting is to be held, or delivered to the director personally at least two business days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at the director's residence or usual place of business. If given by telecopier or overnight courier, such notice shall be deemed to be delivered when it is delivered to the courier company or sent by telecopier. The notice may be given by any person having authority to call the meeting.

                  (iii) "Notice" and "call" with respect to such meeting shall be deemed to be synonymous.

         (c) Waiver of Notice. Whenever any notice is required to be given to any director under any law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because it was not lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         SECTION 8. Votes. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 9. Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 10. Compensation. Directors shall receive compensation for their services, as such, and for service on any Committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board or any Committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 11. Action By Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director or committee member need sign the same counterpart.

         SECTION 12. Reliance on Records. A director, or a member of any committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                    ARTICLE 5

                             COMMITTEES OF DIRECTORS

         SECTION 1. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         SECTION 2. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         SECTION 3. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board with respect to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have power or authority to declare a dividend, to authorize the issuance of stock or to adopt a Certificate of ownership and Merger.

         SECTION 4. All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation and shall report the same to the Board at its next meeting. The Secretary or an Assistant Secretary of the corporation may act as secretary of the committee if the committee so requests.

         SECTION 5. Term of Office. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a director (where membership on the Board is required), or until the committee is sooner abolished by the Board of Directors.

                                    ARTICLE 6

                                    OFFICERS

         SECTION 1. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chairman of the Board, a Vice Chairman of the Board, a Controller, and one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as deemed necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board, ,except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

         SECTION 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

         SECTION 3. Chairman of the Board. The Chairman of the Board of Directors, if elected, shall be a member of the Board of Directors and shall preside at its meetings. The Chairman shall advise and counsel with the President, and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

         SECTION 4. President. The President shall be the chief executive officer of the Corporation. Subject to the directions of the Board of Directors, the President shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors. The President may but need not be a member of the Board of Directors.

         SECTION 5. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or to her by the Board of Directors or the President.

         SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; the Secretary shall be custodian of the records and of the corporate seal or seals of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, he or she may attest the same; the Secretary may sign, with the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

         SECTION 7. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary.

         SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board; the Treasurer shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; the Treasurer may sign, with the President, or an Executive Vice President or a vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 9. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer.

         SECTION 10. Controller. The Controller, if elected, shall be the chief accounting officer of the Corporation and shall perform all duties incident to the office of a controller of a corporation, and, in the absence of or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the President or the Treasurer.

         SECTION 11. Assistant Controllers. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller.

         SECTION 12. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

         SECTION 13. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

         SECTION 14. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

         SECTION 15. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.


                                    ARTICLE 7

                              CERTIFICATES OF STOCK

         SECTION 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chairman or Vice Chairman of the Board, if any, the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signatures of any such Chairman, Vice Chairman, President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

         In case the corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation.

         Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         SECTION 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of his or her post office address.

         SECTION 3. Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed appropriate by the Board of Directors, be closed for such length of time not exceeding fifty (50) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

         SECTION 4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, the

Certificate of Incorporation or otherwise, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall, unless otherwise required by law, the Certificate of Incorporation or otherwise, not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

         (a) The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the President, any Executive Vice President, Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, any such officer may require such owner to furnish the Corporation a bond in such penal sum and in such form as he or she may deem advisable, and with a surety or sureties approved by him or her, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed, if so required, a new certificate for the same number of shares shall be issued to the owner of the certificates so lost or destroyed; and the transfer agent and registrar, if any, of stock shall countersign and register each new certificate upon receipt of a written order signed by any such officer, and thereupon the Corporation will save harmless said transfer agent and registrar in the premises. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered; or

         (b) The Board of Directors of the Corporation may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

         SECTION 6. Uncertificated Shares. The Board of Directors of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the Delaware General Corporation Law.

                                    ARTICLE 8

                             EXECUTION OF DOCUMENTS

         SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

         SECTION 2. Execution of Contracts, Assignments, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall be thereunto authorized from time to time.

         SECTION 3. Execution of Proxies. The President, any Executive Vice President or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation.

                                    ARTICLE 9

                               INSPECTION OF BOOKS

         The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                                   ARTICLE 10

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be January 1 to December 31. The Board of Directors shall have power to fix and from time to time to change the fiscal year of the Corporation.

                                   ARTICLE 11

                                   AMENDMENTS

         These By-Laws may be altered, amended, changed or repealed and new By-Laws adopted by the stockholders or, to the extent provided in the Certificate of Incorporation, by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present. Any by-law, whether made, altered, amended, changed or repealed by the stockholders or the Board of Directors may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be, either by the stockholders or by the Board of Directors, as herein provided; except that this Article may be altered, amended, changed or repealed only by vote of the stockholders.

                                   ARTICLE 12

                          LIABILITY AND INDEMNIFICATION


         SECTION 1. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. Derivative Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         SECTION 3. Attorneys' Fees. To the extent that any person referred to in Paragraphs (a) and (b) of this Article 12 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 4. Determination of Indemnity. Any indemnification under paragraphs (a) and (b) of this Article 12 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs (a) and (b) of this Article 12. Such determination shall be made (1) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(3) by the stockholders.

         SECTION 5. Advance Payment. Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking reasonably satisfactory to the Board of Directors by or on behalf of such director or officer to repay such amount (including an evaluation of his or her ability to so repay) if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 12. Such expenses (including attorney's fees) incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 6. Non-Exclusive Remedy. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Paragraphs of this
Article 12 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         SECTION 7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 12.

         SECTION 8. Merger and Consolidation. For purposes of this Article 12, references to "the Corporation" include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, trustee, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 12 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         SECTION 9. Other Enterprises. For purposes of this Article 12, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall mean only such service as is specifically authorized by the Corporation's Board of Directors, and shall include any service as a director, trustee, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, trustee, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 12.

         SECTION 10. Survival of Indemnity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 12 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.